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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               February 27, 2001
                             ---------------------
                                (Date of Report)

                            NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                                1-10074              34-111088
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 (State or other jurisdiction          (Commission           IRS Employer
   of incorporation)                   File Number)          Identification No.)



1900 East Ninth Street, Cleveland, Ohio                         44114
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(Address of principal executive offices)                      (Zip Code)




                                 (216) 575-2000
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              (Registrant's telephone number, including area code)



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Item 5. Other Events
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On February 27, 2001, National City Corporation (NYSE: NCC) issued a press release reporting that it will record a $40 million charge in the first quarter of 2001 related to tax exposure on interest deductions claimed for corporate owned life insurance ("COLI") which will result in a reduction of reported net income in the first quarter by approximately $.07 per share.


Item 7.  Financial Statements, Pro Forma Financial  Information and Exhibits
         -------------------------------------------------------------------

         a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:  None
             ------------------------------------------------

         b)  PRO FORMA FINANCIAL INFORMATION:  None.
             -------------------------------

         c)  EXHIBITS:  99.1
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                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2001                By: /s/ Carlton E. Langer
                                            ---------------------
                                            Carlton E. Langer
                                            Vice President
                                               and Assistant Secretary